HAMPSHIRE GROUP, LIMITED
                            AUDIT COMMITTEE CHARTER

     The Audit Committee of the Board of Directors of Hampshire Group Limited (the "Company") has been established to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the financial reporting process, the system of internal, financial, and administrative controls, and the annual independent audit of the Company's financial statements.

     The Audit Committee's role is one of oversight, and recognizes that management is responsible for preparing the Company's financial statements and that the external auditor is responsible for auditing those financial statements.

     The Audit Committee is empowered to investigate any matter brought to its attention with full access to Company records, personnel, facilities, and outside experts as needed and requested.

MEMBERSHIP
----------

- The Audit Committee will be comprised of at least three directors who are independent and financially literate as required by SEC Release NASDAQ 34-42331.

- At least one member must have significant past employment experience in finance or accounting, relevant professional certification or comparable experience or background with financial oversight responsibilities, such as having been a chief financial officer or chief executive officer.

RESPONSIBILITIES
----------------
     The Audit Committee will fulfill its responsibilities to the Board by:

- Ensuring accountability of the external auditor to the Board and Audit Committee by interviewing and recommending to the Board the firm of external auditors to be appointed as independent auditors of the Company, and reviewing their qualifications, scope of work, performance, and professional fees;

-    Approving the external auditor's annual audit plans for the Company;

- Ensuring receipt from the external auditor of a formal written statement delineating all relationships between the auditor and the Company, its directors and management consistent with Independence Standards Board Standard Number 1;

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-    Discussing  any  disclosed  relationships  and their impact on the external auditor's independence, and recommending any actions to the Board necessary to satisfy itself of the auditor's independence;

- Reviewing the results of internal and external audit work performed, the quality and adequacy of internal controls, and focusing on material and significant controls issues resulting from audit activities;

- Follow-up of management's implementation of recommendations made by the external auditors;

-    Reviewing and approving major changes in accounting policies and practices;

-    Meeting   periodically  with  management  to  review  the  Company's  major financial risk exposures;

- Reviewing the annual audited financial statements, and interim financial statements, prior to submission to the Board. This includes review, understanding and approval of significant adjustments, estimates, and accounting policy changes per the Statement on Audit Standards Number 61 (SAS 61);

- Provide an independent, direct communication between the Board and external auditors;

- Oversee legal and regulatory compliance, and compliance with the Company's Business Ethics Policy; and

DISCLOSURES
-----------

     The Audit Committee will conform to external disclosure requirements by:

- Certifying to the National Association Security Dealers as required regarding the independence and financial literacy of all Audit Committee members; and

- Preparing for inclusion in the annual proxy statement, per the Securities and Exchange Commission requirements, a statement certifying that the Committee has reviewed and discussed the audited financial statements, and SAS 61 items as described above.

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